UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2008

FSP PHOENIX TOWER CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On or about September 15, 2008, FSP Phoenix Tower Corp. (the "Company") will be mailing a letter to the holders of its preferred stock regarding management’s initial assessment of the damage to the Company’s building caused by Hurricane Ike.  The Company owns and operates a 34-story multi-tenant Class "A" office building containing approximately 629,054 square feet of rentable space located in Houston, Texas.  Hurricane Ike made U.S. landfall at Galveston, Texas, on September 13 at 2:10 a.m. (CDT) as a Category 2 hurricane with winds of 110 mph.  The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

      (d)        Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: September 15, 2008	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to be mailed by FSP Phoenix Tower Corp. on or about September 15, 2008.